Exhibit 99.1

UNAUDITEd Pro Forma consolidated Financial Information for BBX Capital, Inc.

The unaudited pro forma consolidated financial statements set forth below have been derived from BBX Capital, Inc.’s (“BBX Capital” or the “Company”) historical annual and interim financial statements, including its unaudited statement of financial condition as of March 31, 2021 and its unaudited statement of operations and comprehensive income for the three months ended March 31, 2021, which are included in the Company’s Quarterly Report on Form 10-Q for the three months ended March 31, 2021 filed with the SEC, and its audited statement of operations for the year ended December 31, 2020, which is included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 filed with the SEC.

BBX Capital, through its wholly-owned subsidiary, BBX Sweet Holdings, LLC, owns approximately 93% of the equity interests in It’Sugar, LLC (collectively with its subsidiaries, “IT’SUGAR”), a specialty candy retailer whose products include bulk candy, candy in giant packaging, and licensed and novelty items. Prior to September 22, 2020, the Company consolidated the financial statements of IT’SUGAR as a result of its 93% ownership of IT’SUGAR. However, on September 22, 2020, IT’SUGAR filed voluntary petitions to reorganize under Chapter 11 of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the U.S. Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”) (the cases commenced by such filings, the “Chapter 11 Cases”), and the Company deconsolidated IT’SUGAR as a result of the filings, the uncertainties surrounding the nature, timing, and specifics of the bankruptcy proceedings, and the Company’s resulting loss of control and significant influence over IT’SUGAR. Following the deconsolidation of IT’SUGAR, the Company accounted for its investment in IT’SUGAR at cost less impairment, if any.

Following approval of the proposed plan by IT’SUGAR’s unsecured creditors, the Bankruptcy Court entered an order (the “Confirmation Order”) on June 16, 2021 confirming the plan of reorganization filed by IT’SUGAR, as modified by the Confirmation Order (the “Plan”). The Plan became effective on June 17, 2021 (the “Effective Date”). Pursuant to the terms of the Plan, the Company’s equity interests in IT’SUGAR were revested on the Effective Date, and all organizational documents of IT’SUGAR were assumed, ratified, and reinstated. As a result of the confirmation and effectiveness of the Plan and the revesting of its equity interests in IT’SUGAR, the Company was deemed to have reacquired a controlling financial interest in IT’SUGAR and will consolidate the results of IT’SUGAR into its consolidated financial statements from and after the date that it reacquired control of IT’SUGAR. The Company will account for the consolidation of IT’SUGAR under the acquisition method of accounting, which requires that the assets acquired and liabilities assumed associated with an acquiree be recognized at their fair values at the acquisition date. The Company will be required to remeasure the carrying value of its equity interests in IT’SUGAR at fair value as of the acquisition date, with the remeasurement adjustment recognized in the Company’s statement of operations, and recognize goodwill (or a bargain purchase gain, if applicable) based on the difference between (i) the fair values of IT’SUGAR’s identifiable assets and liabilities at the acquisition date and (ii) the fair values of the Company’s existing interests in IT’SUGAR and the noncontrolling interests in IT’SUGAR.

The unaudited pro forma consolidated statements of operations and comprehensive income for the three months ended March 31, 2021 and the year ended December 31, 2020 give effect to BBX Capital reacquiring control of IT’SUGAR as if IT’SUGAR emerged from the Chapter 11 Cases pursuant to the Plan and BBX Capital applied the acquisition method of accounting for the emergence on January 1, 2020. The unaudited pro forma statement of financial condition as of March 31, 2021 gives effect to BBX Capital reacquiring control of IT’SUGAR as if IT’SUGAR emerged from the Chapter 11 Cases pursuant to the Plan and BBX Capital applied the acquisition method of accounting for the emergence on March 31, 2021. Further, as the terms of lease amendments executed by IT’SUGAR and the landlords of its retail locations during the Chapter 11 Cases were an integral component of the Plan and IT’SUGAR’s emergence from bankruptcy, the unaudited pro forma consolidated statements of operations and comprehensive income for the three months ended March 31, 2021 and the year ended December 31, 2020 give effect to the terms of IT’SUGAR’s lease agreements upon its emergence from bankruptcy pursuant to the Plan as if such terms were in place on January 1, 2020, while the unaudited pro forma statement of financial condition as of March 31, 2021 gives effect to the terms of such lease agreements as if such terms were in place on March 31, 2021.

The “Transaction Accounting Adjustments” columns in the accompanying unaudited pro forma consolidated financial statements include adjustments necessary to account for IT’SUGAR’s emergence from the Chapter 11 Cases pursuant to the Plan and BBX Capital’s resulting consolidation of IT’SUGAR, including the recognition of the assets acquired and liabilities assumed associated with IT’SUGAR at their estimated fair values. In addition, the “Transaction Accounting Adjustments” column in the unaudited pro forma statement of financial condition includes reorganization adjustments to account for the impact of the Plan on pre-petition liabilities included in IT’SUGAR’s historical statement of financial condition as of March 31, 2021, including amounts that will be paid to IT’SUGAR’s creditors pursuant to the Plan and the reversal of previously accrued liabilities that are no longer outstanding as a result of the Plan.

The “Other Transaction Accounting Adjustments” columns in the accompanying unaudited pro forma consolidated financial statements include adjustments related to (i) the elimination of intercompany balances and transactions between BBX Capital and IT’SUGAR as a result of BBX Capital consolidating IT’SUGAR and (ii) the recognition of costs related to the bankruptcy, including legal and advisory fees. In addition, the “Other Transaction Accounting Adjustments” column in the unaudited pro forma statements of operations and comprehensive income include (i) adjustments to remove the operating results of 17 retail locations that were closed by IT’SUGAR during the Chapter 11 Cases and (ii) adjustments necessary to account for IT’SUGAR’s lease agreements as if the terms of such agreements upon its emergence from bankruptcy were in place as of January 1, 2020.

In management’s opinion, the unaudited pro forma consolidated financial statements reflect adjustments necessary to present fairly the Company’s pro forma results and financial position as of and for the periods indicated. The Transaction Accounting Adjustments and Other Transaction Accounting Adjustments reflected in the unaudited pro forma consolidated financial statements are based on currently available information and assumptions management believes are, under the circumstances and given the information available at this time, reasonable and directly attributable to BBX Capital’s consolidation of IT’SUGAR upon IT’SUGAR’s emergence from bankruptcy pursuant to the Plan. In addition, as described in further detail below, BBX Capital’s accounting for the consolidation of IT’SUGAR, including, but not limited to, the estimated fair value of BBX Capital’s existing interests in IT’SUGAR as of the acquisition date and the estimated fair values of the assets acquired and liabilities assumed associated with IT’SUGAR, is preliminary and subject to change, as management is in the process of completing its valuation analyses and its accounting for the consolidation of IT’SUGAR is not complete as of the date of this report.

The unaudited pro forma consolidated financial statements are for illustrative and informational purposes only and are not intended to represent what BBX Capital’s results of operations or financial position would have been had the consolidation of IT’SUGAR and related transactions occurred on the dates assumed. The unaudited pro forma consolidated financial statements also should not be considered indicative of BBX Capital’s future results of operations or financial position following the consolidation of IT’SUGAR.

The unaudited pro forma consolidated financial statements have been derived from and should be read in conjunction with BBX Capital’s historical financial statements included in its Annual Report on Form 10-K for the year ended December 31, 2020 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2021. The amounts included in the “IT’SUGAR, LLC Historical” columns in the pro forma consolidated financial statements reflect the historical financial statements of IT’SUGAR for the applicable periods presented as derived from the historical accounting records of IT’SUGAR.

BBX Capital, Inc.

Unaudited Pro Forma Consolidated Statement of Financial Condition

As of March 31, 2021

(In thousands, except share data)

			Transaction		Other Transaction
	BBX Capital, Inc.	IT'SUGAR, LLC	Accounting		Accounting
	Historical	Historical	Adjustments		Adjustments		Pro Forma
ASSETS	$
Cash and cash equivalents	87,807	7,034	(4,719)	(1)	200	(5)	90,322
Restricted cash	350	20	—		—		370
Trade accounts receivable, net	29,489	504	—		—		29,993
Trade inventory	31,724	4,592	—		—		36,316
Real estate	47,243	—	—		—		47,243
Investments in and advances to unconsolidated real estate joint ventures	60,402	—	—		—		60,402
Investment in and advances to IT'SUGAR, LLC	23,209	—	(12,700)	(2)	(10,509)	(5)	-
Note receivable from Bluegreen Vacations Holding Corporation	75,000	—	—		—		75,000
Property and equipment, net	7,856	20,583	(1,332)	(3)	—		27,107
Goodwill	6,936	14,864	(1,122)	(3)			20,678
Intangible assets, net	21,999	3,067	6,583	(3)	—		31,649
Operating lease assets	13,825	55,793	5,445	(3)	—		75,063
Deferred tax asset, net	7,470	—	(4,474)	(4)	—		2,996
Other assets	28,641	1,130	—		(14)	(5)	29,757
Total assets	441,951	107,587	(12,319)		(10,323)		526,896
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	13,504	2,116	—		(146)	(5)	15,474
Accrued expenses	30,524	16,526	(11,424)	(1)	(86)	(5)	35,540
Other liabilities	5,649	209	—		—		5,858
Operating lease liabilities	13,643	68,726	(4,129)	(3)	—		78,240
Notes payable and other borrowings	68,947	10,091	—		(10,091)	(5)	68,947
Total liabilities	132,267	97,668	(15,553)		(10,323)		204,059
Equity:
Redeemable noncontrolling interest	—	—	(269)	(3)	—		(269)
Preferred stock of $.01 par value; authorized 10,000,000 shares	—	—	—		—		-
Class A Common Stock of $.01 par value; authorized 30,000,000 shares; issued and outstanding 15,285,194	153	—	—		—		153
Class B Common Stock of $.01 par value; authorized 4,000,000 shares; issued and outstanding 3,693,596	37	—	—		—		37
Additional paid-in capital	308,455	64,299	(64,299)		—		308,455
Accumulated earnings (deficit)	(1,112)	(54,380)	67,802		—		12,310
Accumulated other comprehensive income	1,942	—	—		—		1,942
Total shareholders' equity	309,475	9,919	3,503		—		322,897
Noncontrolling interests	209	—	—		—		209
Total equity	309,684	9,919	3,234		—		322,837
Total liabilities and equity	$441,951	107,587	(12,319)		(10,323)		526,896

See Notes to Unaudited Pro Forma Statement of Financial Condition

Notes to Unaudited Pro Forma Statement of Financial Condition

1.

Amounts represent adjustments to account for (i) the impact of the Plan on pre-petition liabilities included in IT’SUGAR’s historical statement of financial condition as of March 31, 2021, including amounts paid to IT’SUGAR’s creditors and the reversal of previously accrued liabilities that are no longer outstanding as a result of the Plan, and (ii) the payment of professional fees related to the bankruptcy proceedings. In connection with the effectiveness of the Plan, IT’SUGAR paid approximately $2.5 million to its creditors in relation to construction/mechanic’s lien claims and general unsecured claims and paid $2.2 million of professional fees (excluding professional fees previously paid by IT’SUGAR during the pendency of the Chapter 11 Cases).

2.	Amount represents the elimination of the Company’s equity investment in IT’SUGAR as of March 31, 2021.

3.	Purchase Accounting Adjustments included in the Transaction Accounting Adjustments column are comprised of the following adjustments:

	IT'SUGAR	Estimated Fair Value	Purchase
	Historical	of Net Assets	Accounting
	As Adjusted (a)	Acquired (b)	Adjustments (b)
Cash and restricted cash	$2,335	2,335	—
Property and equipment	20,583	19,251	(1,332)
Trade accounts receivable, inventory and other assets	6,226	6,226	—
Operating lease assets	55,793	61,238	5,445
Identifiable intangible assets	3,067	9,650	6,583
Total identifiable assets acquired	88,004	98,700	10,696
Accounts payable and other liabilities	7,427	7,427	—
Operating lease liabilities	68,726	64,597	(4,129)
Total liabilities assumed	76,153	72,024	(4,129)
Total net identifiable assets acquired	11,851	26,676	14,825
Redeemable noncontrolling interest	—	269	269
Goodwill	14,864	13,742	(1,122)
Fair value of net assets acquired	$26,715	40,687	13,972

a.

Amounts included in the IT’SUGAR Historical As Adjusted column represent IT’SUGAR’s historical amounts as of March 31, 2021 adjusted for (i) the items described in Note 1 above and (ii) intercompany balances between IT’SUGAR and BBX Capital that will be eliminated as a result of BBX Capital’s consolidation of IT’SUGAR.

b.

The Estimated Fair Value of Net Assets Acquired column summarizes the estimated provisional fair values of IT’SUGAR’s net assets acquired, including identifiable intangible assets and goodwill, and the Purchase Accounting Adjustments column represents adjustments necessary to remeasure IT’SUGAR’s historical assets and liabilities at their estimated provisional fair values.

Certain of the identifiable net assets acquired in the above table, including, but not limited to, cash and cash equivalents and net working capital, were calculated from IT’SUGAR’s historical financial statements as of March 31, 2021 and will change based on the actual cash and cash equivalents and net working capital acquired on the acquisition date.

The following summarizes the Company’s methodologies for estimating the provisional fair values of certain assets and liabilities associated with the acquisition of IT’SUGAR and the fair value of BBX Capital’s existing investment in IT’SUGAR:

Property and Equipment – Property and equipment acquired consists primarily of leasehold improvements at IT’SUGAR’s retail locations. The fair value of IT’SUGAR’s property and equipment was estimated based on the replacement cost approach.

Identifiable Intangible Assets – The primary identifiable intangible asset acquired consists of IT’SUGAR’s trademark. The fair value of the acquired trademark was estimated using the relief-from-royalty method, a form of the income approach. Under this approach, the fair value was estimated by calculating the present value using a risk-adjusted discount rate of the expected future royalty payments that would have to be paid if the IT’SUGAR trademark was not owned.

Operating Lease Assets and Lease Liabilities – Operating lease assets and lease liabilities were measured based on the present value of the fixed lease payments included in IT’SUGAR’s lease agreements pursuant to the provisions of ASC 842, Leases. In addition, IT’SUGAR’s operating lease assets have been adjusted to reflect an estimate of favorable or unfavorable terms of IT’SUGAR’s lease agreements when compared with market terms. These adjustments were estimated by calculating the present value using a risk-adjusted discount rate of the difference between the contractual amounts to be paid pursuant to the lease agreements and the estimate of market lease rates at the acquisition date.

Goodwill – Goodwill recognized in connection with the consolidation of IT’SUGAR reflects the difference between the (i) the fair values of IT’SUGAR’s identifiable assets and liabilities at the acquisition date and (ii) the fair values of the Company’s existing interests and any noncontrolling interests in IT’SUGAR at the acquisition date.

Remeasurement of Existing Investment in IT’SUGAR – As part of the acquisition method of accounting, the Company is required to remeasure the carrying value of its existing interests in IT’SUGAR at fair value as of the acquisition date, with the remeasurement adjustment recognized in the Company’s statement of operations. The Company applied an income approach utilizing a discounted cash flow methodology to estimate the provisional fair value of its investment in IT’SUGAR as of the acquisition date. The Company’s discounted cash flow methodology established a provisional estimate of the fair value of IT’SUGAR by estimating the present value of the projected future cash flows to be generated from IT’SUGAR. The discount rate applied to the projected future cash flows to arrive at the present value is intended to reflect all risks of ownership and the associated risks of realizing the stream of projected future cash flows associated with IT’SUGAR. The most significant assumptions used in the discounted cash flow methodology to estimate the preliminary fair value of IT’SUGAR were the terminal value, the discount rate, and the forecast of future cash flows.  Based on the preliminary estimated fair value of the Company’s interest in IT’SUGAR and the carrying amount of its interests, the Company would recognize a remeasurement gain, net of taxes, of approximately $13.5 million; however, as management completes our valuation analyses and finalizes our accounting for the transaction, we expect that this estimate may be updated in subsequent periods.

Redeemable Noncontrolling Interest - Represents a  9.65% redeemable noncontrolling interest in IT'SUGAR, reduced by $1.4 million of loans receivable due from the noncontrolling interest.

As management is still in the process of completing its valuation analyses related to IT’SUGAR, our accounting for the consolidation of IT’SUGAR is not complete as of the date of this report. As a result, the amounts reported in the above table, including the estimated fair values of the assets acquired and liabilities assumed associated with IT’SUGAR and the estimated fair value of our existing investment in IT’SUGAR, are provisional amounts that may be updated in subsequent periods to reflect the completion of our valuation analyses and any additional information obtained during the measurement period.

4.

Amount represents the recognition of a deferred tax adjustment associated with the remeasurement gain expected to be recognized related to our investment in IT’SUGAR at the estimated statutory effective tax rate of 25%.

5.	Amounts primarily reflect the elimination of intercompany transactions, including credit facilities, between the Company and IT’SUGAR.

BBX Capital, Inc.

Unaudited Consolidated Statement of Operations and Comprehensive Income

For the Year Ended December 31, 2020

			Transaction		Other Transaction
	BBX Capital, Inc.	IT'SUGAR, LLC	Accounting		Accounting
	Historical (1)	Historical (2)	Adjustments		Adjustments		Pro Forma
Revenues:
Trade sales	$147,210	17,683	—		(2,261)	(4)	162,632
Sales of real estate inventory	20,363	—	—		—		20,363
Interest income	2,399	—	—		(37)	(5)	2,362
Net gains on sales of real estate assets	255	—	—		—		255
Other revenue	3,002	—	—		—		3,002
Total revenues	173,229	17,683	—		(2,298)		188,614
Costs and Expenses:
Cost of trade sales	126,152	12,791	—		(2,084)	(6)	136,859
Cost of real estate inventory sold	13,171	—	—		—		13,171
Interest expense	237	50	—		(92)	(5)	195
Recoveries from loan losses, net	(8,876)	—	—		—		(8,876)
Impairment losses	30,772	—	—		—		30,772
Selling, general and administrative expenses	66,757	9,601	388	(3)	687	(7)	77,433
Total costs and expenses	228,213	22,442	388		(1,489)		249,554
Operating losses	(54,984)	(4,759)	(388)		(809)		(60,940)
Equity in net earnings of unconsolidated real estate joint ventures	465	—	—		—		465
Loss on the deconsolidation of IT'SUGAR, LLC	(3,326)	—	—		3,326	(8)	—
Other income (loss)	290	(42)	—		—		248
Foreign exchange loss	(692)	—	—		—		(692)
Loss before income taxes	(58,247)	(4,801)	(388)		2,517		(60,919)
Benefit for income taxes	11,231	—	1,173	(10)	(648)	(9)	11,756
Net loss from continuing operations	(47,016)	(4,801)	785		1,869		(49,163)
Discontinued operations
Loss from operations	(91)	—	—		—		(91)
Benefit for income taxes	17	—	—		—		17
Loss from discontinued operations	(74)	—	—		—		(74)
Net loss	(47,090)	(4,801)	785		1,869		(49,237)
Net loss attributable to noncontrolling interests	4,803	—	535		74		5,412
Net loss attributable to shareholders	$(42,287)	(4,801)	1,320		1,943		(43,825)

Basic and diluted loss per share from continuing operations	(2.19)						(2.26)
Basic and diluted loss per share from discontinued operations	—						—
Total basic and diluted loss per share	(2.19)						(2.26)
Weighted average number of common shares outstanding	19,318						19,318
Net loss	(47,090)	(4,801)	785		1,869		(49,237)
Other comprehensive income, net of tax:							—
Unrealized gain on securities available for sale	35	—	—		—		35
Foreign currency translation adjustments	241	—	—		—		241
Other comprehensive income, net	$276	—	—		—		276
Comprehensive loss, net of tax	(46,814)	(4,801)	785		1,869		(48,961)
Less: Comprehensive loss attributable to noncontrolling interests	4,803	—	535		74		5,412
Comprehensive loss attributable to shareholders	(42,011)	(4,801)	1,320		1,943		(43,549)

See Notes to Unaudited Pro Forma Statements of Operations and Comprehensive Income

Notes to Unaudited Pro Forma Statement of Operation and Comprehensive Income

1.

Amounts in the BBX Capital, Inc. Historical column include IT’SUGAR’s operating results from January 1, 2020 through September 22, 2020, the date of the bankruptcy filings and the resulting deconsolidation of IT’SUGAR by BBX Capital.

2.	Amounts in the IT’SUGAR, LLC Historical column represent IT'SUGAR's operating results from September 22, 2020 through the remainder of 2020.

3.

Amount represents the difference between i) the historical depreciation and amortization expense recognized by IT’SUGAR related to its property and equipment and intangible assets and ii) the estimated depreciation and amortization expense expected to be recognized by IT’SUGAR based on the estimated fair values of the IT’SUGAR’s property and equipment and identifiable intangible assets as of the acquisition date, including $346,000 of additional amortization expenses associated with intangible assets and $42,000 of higher depreciation expenses associated property and equipment. As described above, the estimated fair values of the assets acquired and liabilities assumed associated with IT’SUGAR are preliminary and subject to change, as management is in the process of completing its valuation analyses and its accounting for the consolidation of IT’SUGAR is not complete as of the date of this report.

4.	Amount represents the elimination of historical trade sales associated with IT’SUGAR’s retail locations that were closed during the Chapter 11 Cases.

5.

Amounts represent the elimination of interest income and interest expense associated with a prepetition credit facility and debtor-in-possession credit facility due from IT'SUGAR to a subsidiary of BBX Capital. In connection with the Effective Date, these facilities were superseded and replaced by an Exit Facility due from IT’SUGAR to BBX Capital’s subsidiary. As a result of the consolidation of IT’SUGAR, amounts related to the Exit Facility will be eliminated in BBX Capital’s consolidated financial statements.

6.

Amount represents the elimination of historical costs of trade sales (including rent expense and gains from the termination of retail lease obligations) of $0.8 million associated with IT’SUGAR’s retail locations that were closed during the Chapter 11 Cases and a $1.3 million adjustment to reduce operating lease costs associated with IT’SUGAR’s retail locations. As the terms of lease amendments executed by IT’SUGAR and the landlords of its retail locations during the Chapter 11 Cases were an integral component of the Plan and IT’SUGAR’s emergence from bankruptcy, the unaudited pro forma consolidated statements of operations and comprehensive income give effect to the terms of IT’SUGAR’s lease agreements upon its emergence from bankruptcy as if such terms were in place on January 1, 2020. Accordingly, operating lease costs have been adjusted to reflect contractual fixed lease costs contemplated in the terms of the leases that were in place at the time that IT’SUGAR emerged from bankruptcy. Further, variable lease costs based on a percentage of sales generated at leased locations were calculated by applying the contractual percentage contemplated in the terms of the lease at the time of IT’SUGAR’s emergence from bankruptcy to IT’SUGAR’s sales during the applicable period presented, while other variable lease costs, including certain operating costs billed to IT'SUGAR by its landlords pursuant to such lease agreements, were in certain cases estimated based on prior historical amounts billed by landlords.

7.

Amount is comprised of an adjustment to recognize $2.4 million of professional costs related to the bankruptcy proceedings that were not included in the historical amounts, partially offset by an adjustment of $1.7 million to eliminate selling, general and administrative expenses associated with IT’SUGAR’s retail locations that were closed during the Chapter 11 Cases. The pro forma consolidated statement of operations and comprehensive income for the year ended December 31, 2020 includes approximately $3.7 million in legal and advisory fees related to the bankruptcy proceedings.

8.

Amount represents the elimination of the loss on the deconsolidation of IT’SUGAR recognized by BBX Capital during the year ended December 31, 2020. As the pro forma consolidated statements of operations and comprehensive income give effect to BBX Capital reacquiring control of IT’SUGAR as if IT’SUGAR emerged from the Chapter 11 Cases pursuant to the Plan on January 1, 2020 and BBX Capital applied the acquisition method to account for the emergence on that date, the pro forma consolidated statements of operations and comprehensive income exclude the impact of any gains or losses recognized, or expected to be recognized, in connection with the deconsolidation of IT’SUGAR in September 2020 and the subsequent reconsolidation of IT’SUGAR in June 2021.

9.

Amount represents an adjustment to BBX Capital’s benefit for income taxes by applying the estimated statutory effective tax rate of 25% to the impact of the Other Transaction Accounting Adjustments before income taxes, adjusted for amounts attributable to a noncontrolling interest.

10.

Amount represents an adjustment to BBX Capital’s benefit for income taxes by applying the estimated statutory effective tax rate of 25% to IT’SUGAR’s historical loss before income taxes of $4.8 million and the impact of the Transaction Accounting Adjustments before income taxes, adjusted for amounts attributable to a noncontrolling interest.

BBX Capital, Inc.

Unaudited Consolidated Statement of Operations and Comprehensive Income

For the Three Months Ended March  31, 2021

			Transaction			Other Transaction
	BBX Capital, Inc.	IT'SUGAR, LLC	Accounting			Accounting
	Historical	Historical	Adjustments			Adjustments	Pro Forma
Revenues:
Trade sales	$45,914	19,137	—		(72)	(2)	64,979
Sales of real estate inventory	13,535	—	—		—		13,535
Interest income	1,650	—	—		(51)	(3)	1,599
Net gains on sales of real estate assets	105	—	—		—		105
Other revenue	671	2	—		—		673
Total revenues	61,875	19,139	—		(123)		80,891
Costs and Expenses:
Cost of trade sales	36,893	12,130	—		335	(4)	49,358
Cost of real estate inventory sold	7,858	—	—		—		7,858
Interest expense	290	51	—		(51)	(3)	290
Recoveries from loan losses, net	(508)	—	—		—		(508)
Impairment losses	—	—	—		—		—
Selling, general and administrative expenses	13,198	9,130	18	(1)	(1,310)	(5)	21,036
Total costs and expenses	57,731	21,311	18		(1,026)		78,034
Operating profits	4,144	(2,172)	(18)		903		2,857
Equity in net losses of unconsolidated real estate joint ventures	(271)	—	—		—		(271)
Other income	63	12	—		—		75
Foreign exchange loss	(480)	—	—		—		(480)
Income (loss) before income taxes	3,456	(2,160)	(18)		903		2,181
(Provision) benefit for income taxes	(1,001)	—	483	(7)	(204)	(6)	(722)
Net income (loss)	2,455	(2,160)	465		699		1,459
Net (income) loss attributable to noncontrolling interests	(110)	—	245		(87)		48
Net income (loss) attributable to shareholders	$2,345	(2,160)	710		612		1,507
Total basic and diluted earnings per share	0.12						0.08
Weighted average number of common shares outstanding	19,282						19,282
Net income (loss)	2,455	(2,160)	465		699		1,459
Other comprehensive income, net of tax:
Unrealized loss on securities available for sale	(2)	—	—		—		(2)
Foreign currency translation adjustments	114	—	—		—		114
Other comprehensive income, net	$112	—	—		—		112
Comprehensive income (loss), net of tax	2,567	(2,160)	465		699		1,571
Less: Comprehensive income attributable to noncontrolling interests	(110)	—	245		(87)		48
Comprehensive income (loss) attributable to shareholders	2,457	(2,160)	710		612		1,619

See Notes to Unaudited Pro Forma Statements of Operations and Comprehensive Income

Notes to Unaudited Pro Forma Statement of Operation and Comprehensive Income

1.

Amount represents the difference between i) the historical depreciation and amortization expense recognized by IT’SUGAR related to its property and equipment and intangible assets and ii) the estimated depreciation and amortization expense expected to be recognized by IT’SUGAR based on the estimated fair values of the IT’SUGAR’s property and equipment and identifiable intangible assets as of the acquisition date, including $87,000 of additional amortization expenses associated with intangible assets and $69,000 of lower depreciation expenses associated property and equipment. As described above, the estimated fair values of the assets acquired and liabilities assumed associated with IT’SUGAR are preliminary and subject to change, as management is in the process of completing its valuation analyses and its accounting for the consolidation of IT’SUGAR is not complete as of the date of this report.

2.	Amount represents the elimination of historical trade sales associated with IT’SUGAR’s retail locations that were closed during the Chapter 11 Cases.

3.

Amounts represent the elimination of interest income and interest expense associated with a prepetition credit facility and debtor-in-possession credit facility due from IT'SUGAR to a subsidiary of BBX Capital. In connection with the Effective Date, these facilities were superseded and replaced by an Exit Facility due from IT’SUGAR to BBX Capital’s subsidiary. As a result of the consolidation of IT’SUGAR, amounts related to the Exit Facility will be eliminated in BBX Capital’s consolidated financial statements.

4.

Amount primarily represents an adjustment to increase operating lease costs associated with IT’SUGAR’s retail locations. As the terms of lease amendments executed by IT’SUGAR and the landlords of its retail locations during the Chapter 11 Cases were an integral component of the Plan and IT’SUGAR’s emergence from bankruptcy, the unaudited pro forma consolidated statements of operations and comprehensive income give effect to the terms of IT’SUGAR’s lease agreements upon its emergence from bankruptcy as if such terms were in place on January 1, 2020. Accordingly, operating lease costs have been adjusted to reflect contractual fixed lease costs contemplated in the terms of the leases that were in place at the time that IT’SUGAR emerged from bankruptcy. Further, variable lease costs based on a percentage of sales generated at leased locations were calculated by applying the contractual percentage contemplated in the terms of the lease at the time of IT’SUGAR’s emergence from bankruptcy to IT’SUGAR’s sales during the applicable period presented, while other variable lease costs, including certain operating costs billed to IT'SUGAR by its landlords pursuant to such lease agreements, were in certain cases estimated based on prior historical amounts billed by landlords.

5.

Amount is comprised of (i) an adjustment to reverse $0.9 million of professional costs related to the bankruptcy proceedings that were recognized in the historical amounts for the three months ended March 31, 2021 (and have been added to selling, general and administrative expenses in the pro forma consolidated statement of operations and comprehensive income for the year ended December 31, 2020) and (ii) an adjustment of $0.4 million to eliminate selling, general and administrative expenses associated with IT’SUGAR’s retail locations that were closed during the Chapter 11 Cases.

6.

Amount represents an adjustment to BBX Capital’s benefit for income taxes by applying the estimated statutory effective tax rate of 25% to the impact of the Other Transaction Accounting Adjustments before income taxes, adjusted for amounts attributable to a noncontrolling interest.

7.

Amount represents an adjustment to BBX Capital’s benefit for income taxes by applying the estimated statutory effective tax rate of 25% to IT’SUGAR’s historical loss before income taxes of $2.2 million and the impact of the Transaction Accounting Adjustments before income taxes, adjusted for amounts attributable to a noncontrolling interest.